(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Investors Trust

We consent to the use of our report dated February 24, 2015, with respect to the financial statements of Voya Large Cap Growth Portfolio and Voya Large Cap Value Portfolio, each a series of Voya Investors Trust, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

November 18, 2015